UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2012

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2012, Genta Incorporated (the “Company”) announced that Daniel D. Von Hoff, M.D., resigned from the Board of Directors (the “Board”) of the Company. There is no disagreement between the Company and Dr. Von Hoff on any matter relating to the Company’s operations, policies or practices. Dr. Von Hoff has had the opportunity to review and comment on the disclosure set forth in this Current Report on Form 8-K.

Also on April 24, 2012, the Company announced that Dr. Brian R. Leyland-Jones and Mr. Richard J. Moran had been appointed to the Board.

Dr. Leyland-Jones is a leader in development of anticancer therapy, clinical and molecular pharmacology, translational oncology, biomarker development, and experimental studies of targeted and chemotherapeutic agents.  He has recently accepted the position of Enterprise Senior Vice-President of Oncology, Sanford Health, and Director of the Edith Sanford Breast Cancer Center.  From 2007 to 2012, Dr. Leyland-Jones was Professor of Medicine at Emory University where, as Director of the Winship Cancer Center and Associate Vice-President of Health Sciences, he led Emory to its current designation as a NCI Comprehensive Cancer Center.  Previously, he was Professor of Medicine at McGill University in Montreal.  From 1990 to 2000, he served as founding chair of Oncology and Director of the McGill University Comprehensive Cancer Center.  From 1983 to 1990, he served at the National Cancer Institute in Bethesda, MD, where he headed the Developmental Chemotherapy section.  At NCI, he was responsible for the development of approximately 70 anticancer compounds from screening and discovery through Phase III.  In 2001, he was Founding Chairman and CEO of Xanthus, a biotech company focused on individualized cancer therapy by co-development of drugs with biomarkers.  The company was acquired by Antisoma in 2008.

Dr. Leyland-Jones holds biochemistry, medical, and doctoral degrees from the University of London.  He was resident physician at the Hammersmith, Brompton, St. Bartholomew's, and London hospitals.  He served fellowships in clinical pharmacology at Cornell University Medical College and in clinical oncology at Memorial Sloan-Kettering Cancer Center, where he also served as a member of the faculty.  Dr. Leyland-Jones has authored more than 180 peer-reviewed articles and book contributions and holds more than 30 patents.

Mr. Moran brings extensive and diversified finance experience.  From 2005 until his retirement in 2008, he served as Senior Vice-President and Chief Financial Officer at Genta Incorporated.  Previously, he was associated with Johnson and Johnson (JNJ) and several of its operating companies.  He served as Chief Financial Officer, Vice President Finance, and member of the U.S. Board of Ortho Biotech from 1995 to 2002.  From 2000 to 2002, he assumed finance responsibility for the Ortho Biotech Worldwide Board.  In that role, he was responsible for planning, preparation, management, compliance, and controls of the accounting and financial activities of this $4.4 billion global business unit. From 2002 to 2004, he was Director of Special Projects at JNJ's Corporate Headquarters, where he was charged with strategic development and implementation of Sarbanes-Oxley Section #404 compliance requirements at more than 350 worldwide locations with $45 billion in sales.

Mr. Moran previously served as Finance Group Controller for JNJ's International Cilag, Ortho, McNeil Pharmaceuticals (ICOM) Group from 1989 to 1994 during the launch of Eprex® in 50 countries and Procrit® in the U.S.  During that time, he served on the Board for both Cilag Europe and the ICOM Group. From 1983 to 1988, Mr. Moran was a Director of JNJ's Corporate Internal Audit Department. Prior to his service at JNJ, Mr. Moran was a Staff Auditor for Arthur Andersen & Co.  Mr. Moran is a member of the New Jersey Society of Certified Public Accountants, the American Institute of Certified Public Accountants, and has served as Chairman of the Board and Treasurer of the American Red Cross of Somerset County, NJ.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Genta Incorporated dated April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	April 24, 2012	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance